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                                                                   EXHIBIT 23.1

The Board of Directors
Myriad Genetics, Inc.:

   We consent to the use of our report incorporated herein by reference and included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KMPG LLP
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Salt Lake City, Utah
March 3, 2000